Exhibit 99.1
FOR IMMEDIATE RELEASE
LIONSGATE REPORTS REVENUE OF $456.3 MILLION AND ADJUSTED EBITDA
OF $24.3 MILLION FOR SECOND QUARTER OF FISCAL 2011
NET LOSS IS $29.7 MILLION FOR SECOND QUARTER; FREE CASH FLOW IS
$18.0 MILLION FOR THE QUARTER
Basic Net Loss Per Common Share Is $0.22 For Fiscal 2011 Second Quarter Compared To
Basic Net Income Per Common Share of $0.27 In Prior Year’s Second Quarter
SANTA MONICA, CA, and VANCOUVER, BC, November 9, 2010 — Lionsgate (NYSE: LGF) today reported revenue of $456.3 million and adjusted EBITDA of $24.3 million for the second quarter of fiscal year 2011 (quarter ended September 30, 2010).
Revenue increased 25% compared to the prior year’s second quarter driven by increases in theatrical box office, international and television production revenue.
The Company reported adjusted EBITDA of $24.3 million in the second quarter compared to $53.9 million for the prior year’s second quarter. Net loss was $29.7 million in the quarter compared to net income of $31.7 million in the prior year’s second quarter. The decline in quarter-to-quarter comparisons was attributable primarily to an increase of $59.7 million in theatrical marketing costs as the Company distributed four theatrical releases in the quarter — including the wide releases THE EXPENDABLES, THE LAST EXORCISM and ALPHA & OMEGA — compared to two releases in the prior year’s second quarter.
Net loss also included equity interest losses of $20.7 million and a $14.5 million non cash charge related to the extinguishment of debt in connection with the July 20 deleveraging transaction. The quarter also included $4.0 million in corporate defense and associated costs related to shareholder activist activities.
Basic net loss per common share for the quarter was $0.22 on 133.0 million weighted average common shares outstanding, compared to basic net income per common share of $0.27 on 117.3 million weighted average common shares outstanding in the prior year’s second quarter. Free cash flow in the second quarter of fiscal year 2011 was positive $18.0 million compared to negative $4.9 million in the prior year’s second quarter.

“We had a strong quarter with adjusted EBITDA and free cash flow trending positive and on track for our full year numbers, although higher theatrical marketing costs associated with our larger slate of films impacted quarter-to-quarter comparisons,” said Lionsgate Co-Chairman and Chief Executive Officer Jon Feltheimer. “We continued to generate strong momentum across our diverse slate of businesses, especially in television and channels, and hit films such as THE EXPENDABLES and THE LAST EXORCISM underscored the diversity of our film slate and the strength of our financial model.”
Overall motion picture revenue for the second quarter of fiscal 2011 was $341.0 million, an increase of 23% from the second quarter of the prior year. Within the motion picture segment, theatrical revenue was $76.0 million, an increase of 151% from the prior year’s second quarter, driven by the box office performance of the hit films THE EXPENDABLES, which grossed $102 million at the North American box office and is expected to become one of the most profitable films in the Company’s history, as well as THE LAST EXORCISM.
Lionsgate’s home entertainment revenue from both motion pictures and television was $132.1 million in the second quarter, a 5% decline from the second quarter of the prior year. Home entertainment revenue from theatrical titles such as KILLERS, KICK ASS, WHY DID I GET MARRIED TOO? and FROM PARIS WITH LOVE increased, offset by declines in home entertainment revenue from direct to video titles and television production due to timing as there were no significant new TV-to-DVD releases in the quarter. Bolstered by its distribution agreement with Redbox, Lionsgate maintained its strong leadership in DVD-to-box office conversion during the quarter.
Television included in motion picture revenue (primarily pay television) was $78.3 million in the second quarter, an increase of 15% from the prior year’s second quarter, driven by a slate that included PRECIOUS, BROTHERS, GAMER, Tyler Perry’s I CAN DO BAD ALL BY MYSELF and SAW VI, among others.
International motion picture revenue of $37.5 million (excluding Lionsgate U.K.) in the second quarter increased 166% from the prior year’s second quarter as the slate of KICK ASS, KILLERS and ALPHA & OMEGA, among others, compared favorably to the slate in the prior year’s second quarter.
Lionsgate U.K. revenue also increased, growing 16% to $15.6 million, reflecting the strength of Lionsgate titles such as THE EXPENDABLES and third-party titles such as the Academy Award(R)-winning THE HURT LOCKER along with the direct-to-DVD title BAD LIEUTENANT: PORT OF CALL NEW ORLEANS distributed through Lionsgate U.K.’s joint venture with StudioCanal .
Mandate Pictures’ revenue of $8.5 million in the second quarter declined 67% from the prior year’s second quarter due to a smaller slate this year.
Television production revenue was $115.3 million in the second quarter, an increase of 30% from the prior year’s second quarter. Domestic series licensing from Lionsgate Television increased 60% and included deliveries of 13 episodes of “Weeds Season 6” (Showtime), 10 episodes of Emmy Award-winning “Mad Men Season 4” (AMC), two episodes of “Running Wilde” (Fox) and one episode of “Blue Mountain State Season 2” (Spike) along with three pilots. Debmar-Mercury revenue increased 65% in the second quarter due to increased revenue from the deliveries of “Tyler Perry’s Meet The Browns” and “The Wendy Williams Show,” among others.

Lionsgate’s filmed entertainment backlog was $426.0 million at September 30, 2010. Filmed entertainment backlog represents the amount of future revenue not yet recorded from contracts for the licensing of films and television product for television exhibition and in international markets.
Lionsgate G&A expenses in the quarter were $27.2 million, excluding stock-based compensation and corporate defense costs related to shareholder activist actvities. G&A as a percentage of revenue, excluding stock-based compensation and corporate defense costs, declined to 6.0% in the second quarter of fiscal year 2011 compared to 7.3% in the prior year second quarter.
Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal year 2011 second quarter financial results at 9:00 A.M. ET/6:00 A.M. PT on Wednesday, November 10, 2010. Interested parties may participate live in the conference call by calling 1-800-288-8975 (612-332-0345 outside the U.S. and Canada). A full digital replay will be available from Wednesday morning, November 10, through Wednesday, November 17, by dialing 1-800-475-6701 (320-365-3844 outside the U.S. and Canada) and using access code 178231.

About Lionsgate
Lionsgate (NYSE: LGF) is the leading next generation studio with a strong and diversified presence in the production and distribution of motion pictures, television programming, home entertainment, worldwide channels, video-on-demand and digitally delivered content. The Company has built a strong television presence in production of prime time cable and broadcast network series, distribution and syndication of programming through Debmar-Mercury and an array of channel assets. Lionsgate currently has 15 shows on more than 10 networks spanning its prime time production, distribution and syndication businesses, including such critically-acclaimed hits as “Mad Men”, “Weeds” and “Nurse Jackie” along with newer series such as “Blue Mountain State” and “Running Wilde” and the syndication successes “Tyler Perry’s House Of Payne”, its spinoff “Meet The Browns,” “The Wendy Williams Show” and “Are We There Yet?”.
Its feature film business has generated such recent hits as THE EXPENDABLES, SAW 3D, THE LAST EXORCISM, TYLER PERRY’S WHY DID I GET MARRIED TOO?, KICK ASS and the critically-acclaimed PRECIOUS, which won two Academy Awards(R) last year. The Company’s home entertainment business has grown to more than 7% market share and is an industry leader in box office-to-DVD revenue conversion rate. Lionsgate handles a prestigious and prolific library of approximately 12,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company’s core businesses. The Lionsgate brand remains synonymous with original, daring, quality entertainment in markets around the world.

***
www.lionsgate.com

For further information, please contact:
Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films, budget overruns, limitations imposed by our credit facilities, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2010, which risk factors are incorporated herein by reference. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	March 31,
	2010	2010
	(Amounts in thousands,
	except share amounts)
ASSETS
Cash and cash equivalents	$78,146	$69,242
Restricted cash	29,053	4,123
Restricted investments	6,993	6,995
Accounts receivable, net of reserve for returns and allowances of $82,905 (March 31, 2010 - $87,978) and provision for doubtful accounts of $7,277 (March 31, 2010 - $7,676)	339,833	292,924
Investment in films and television programs, net	713,160	661,105
Property and equipment, net	10,918	12,414
Equity method investments	170,381	179,071
Goodwill	239,254	239,254
Other assets	50,212	62,027

Total assets	$1,637,950	$1,527,155

LIABILITIES
Senior revolving credit facility	$187,000	$17,000
Senior secured second-priority notes	225,764	225,155
Accounts payable and accrued liabilities	267,730	253,745
Participations and residuals	291,286	302,677
Film obligations and production loans	329,014	351,769
Subordinated notes and other financing obligations	106,616	192,036
Deferred revenue	151,344	130,851

Total liabilities	1,558,754	1,473,233

Commitments and contingencies

SHAREHOLDERS’ EQUITY

Common shares, no par value, 500,000,000 shares authorized, 136,511,482 and 117,951,754 shares issued at September 30, 2010 and March 31, 2010, respectively	639,566	521,164
Accumulated deficit	(554,358)	(460,631)
Accumulated other comprehensive loss	(6,012)	(6,611)

Total shareholders’ equity	79,196	53,922

Total liabilities and shareholders’ equity	$1,637,950	$1,527,155

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
	(Amounts in thousands, except per share amounts)
Revenues	$456,316	$366,051	$782,900	$745,275
Expenses:
Direct operating	238,208	189,504	395,789	400,033
Distribution and marketing	162,443	99,605	302,502	183,580
General and administration	33,678	30,944	98,397	67,550
Depreciation and amortization	1,473	1,638	3,076	8,294

Total expenses	435,802	321,691	799,764	659,457

Operating income (loss)	20,514	44,360	(16,864)	85,818

Other expenses (income):
Interest expense
Contractual cash based interest	9,614	5,197	19,705	10,124
Amortization of debt discount and deferred financing costs	4,215	4,982	8,667	9,683

Total interest expense	13,829	10,179	28,372	19,807
Interest and other income	(366)	(371)	(753)	(794)
Loss (gain) on extinguishment of debt	14,505	—	14,505	(7,458)

Total other expenses, net	27,968	9,808	42,124	11,555

Income (loss) before equity interests and income taxes	(7,454)	34,552	(58,988)	74,263
Equity interests loss	(20,715)	(2,166)	(32,422)	(4,193)

Income (loss) before income taxes	(28,169)	32,386	(91,410)	70,070
Income tax provision	1,490	670	2,317	2,005

Net income (loss)	$(29,659)	$31,716	$(93,727)	$68,065

Basic Net Income (Loss) Per Common Share	$(0.22)	$0.27	$(0.75)	$0.58

Diluted Net Income (Loss) Per Common Share	$(0.22)	$0.26	$(0.75)	$0.56

Weighted average number of common shares outstanding:
Basic	133,001	117,322	125,654	117,199
Diluted	133,001	138,732	125,654	137,671

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
	(Amounts in thousands)
Operating Activities:
Net income (loss)	$(29,659)	$31,716	$(93,727)	$68,065
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation of property and equipment	1,202	1,370	2,394	4,943
Amortization of intangible assets	271	268	682	3,351
Amortization of films and television programs	161,277	124,831	262,488	275,994
Amortization of debt discount and deferred financing costs	4,215	4,982	8,667	9,683
Non-cash stock-based compensation	2,156	3,957	24,352	7,686
Loss (gain) on extinguishment of debt	14,505	—	14,505	(7,458)
Equity interests loss	20,715	2,166	32,422	4,193
Changes in operating assets and liabilities:
Restricted cash	88	(1)	(16,983)	160
Accounts receivable, net	(78,733)	(29,315)	(46,370)	(2,388)
Investment in films and television programs	(147,758)	(108,850)	(313,663)	(322,425)
Other assets	(2,871)	(657)	(434)	570
Accounts payable and accrued liabilities	31,441	134	29,899	(99,255)
Participations and residuals	4,719	(33,147)	(11,642)	(68,116)
Film obligations	(8,382)	(17,771)	(7,746)	(36,901)
Deferred revenue	(5,043)	5,367	20,366	(7,419)

Net Cash Flows Used In Operating Activities	(31,857)	(14,950)	(94,790)	(169,317)

Investing Activities:
Purchases of restricted investments	—	(6,999)	(6,993)	(6,999)
Proceeds from the sale of restricted investments	—	6,987	6,995	6,987
Buy-out of the earn-out associated with the acquisition of Debmar-Mercury, LLC	—	—	(15,000)	—
Investment in equity method investees	(647)	—	(22,677)	(14,924)
Repayment of loans receivable	7,113	—	7,113	8,333
Purchases of property and equipment	(487)	(410)	(892)	(2,203)

Net Cash Flows Provided By (Used In Investing) Activities	5,979	(422)	(31,454)	(8,806)

Financing Activities:
Tax withholding requirements on equity awards	(10,768)	(926)	(12,265)	(1,343)
Proceeds from the issuance of mandatorily redeemable preferred stock units and common stock units related to the sale of 49% interest in TV Guide Network	—	—	—	113,372
Borrowings under senior revolving credit facility	100,000	70,000	343,000	70,000
Repayments of borrowings under senior revolving credit facility	(112,000)	(70,000)	(173,000)	(70,000)
Borrowings under individual production loans	70,573	44,814	84,310	127,931
Repayment of individual production loans	(20,240)	(34,350)	(103,386)	(102,327)
Production loan borrowings under Pennsylvania Regional Center credit facility	251	54	745	163
Production loan repayments under Pennsylvania Regional Center credit facility	(494)	(109)	(740)	(163)
Production loan borrowings under film credit facility	2,141	—	5,259	—
Production loan repayments under film credit facility	(1,205)	—	(1,624)	—
Restricted cash collateral requirement under the film credit facility	(4,587)	—	(8,253)	—
Repayment of other financing obligations	—	—	—	(134)

Net Cash Flows Provided By Financing Activities	23,671	9,483	134,046	137,499

Net Change In Cash And Cash Equivalents	(2,207)	(5,889)	7,802	(40,624)
Foreign Exchange Effects on Cash	1,785	411	1,102	2,111
Cash and Cash Equivalents — Beginning Of Period	78,568	101,844	69,242	134,879

Cash and Cash Equivalents — End Of Period	$78,146	$96,366	$78,146	$96,366

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, AS DEFINED AND EBITDA, AS ADJUSTED

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
	(Amounts in thousands)
Net income (loss)	$(29,659)	$31,716	$(93,727)	$68,065
Depreciation and amortization	1,473	1,638	3,076	8,294
Contractual cash paid interest expense	9,614	5,197	19,705	10,124
Noncash interest expense	4,215	4,982	8,667	9,683
Interest and other income	(366)	(371)	(753)	(794)
Income tax provision	1,490	670	2,317	2,005
Equity interests loss	20,715	2,166	32,422	4,193
Loss (gain) on extinguishment of debt	14,505	—	14,505	(7,458)

EBITDA	$21,987	$45,998	$(13,788)	$94,112

Stock-based compensation	2,526	4,293	29,784	8,288
EBITDA attributable to TV Guide Network	2,201	2,166	4,457	2,427
Corporate defense and related charges	3,951	165	12,504	1,273
Non-risk prints and advertising expense	(6,401)	1,253	(21,059)	1,253

EBITDA, as adjusted	$24,264	$53,875	$11,898	$107,353

EBITDA is defined as earnings before interest, income tax provision, depreciation and amortization, equity interests, and gains or losses on extinguishment of debt and the sale of equity securities. EBITDA as defined, is a non-GAAP financial measure.
EBITDA as adjusted represents EBITDA as defined above adjusted for stock-based compensation, EBITDA attributable to TV Guide Network, certain corporate defense and related charges, and non-risk prints and advertising expense. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and stock appreciation rights. EBITDA attributable to TV Guide Network represents the Company’s 51% share of TV Guide Network’s EBITDA for the three and six months ended September 30, 2010 and 2009. Corporate defense and related charges represent legal fees, other professional fees, and certain other costs associated with a shareholder activist matter. Non-risk prints and advertising expense represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a guarantee that such expense will be recouped from the performance of the film (i.e. there is no risk of loss to the company) net of an amount of the estimated amortization of participation expense that would have been recorded if such amount had not been expensed. The amount is subtracted from EBITDA in the three and six months ended September 30, 2010 because there was no non-risk prints and advertising expense incurred and the amount represents the estimated amortization of participation expense that would have been recorded if such prior period amounts had not been expensed.
Management believes EBITDA as defined, and EBITDA as adjusted to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. Presentation of EBITDA as defined, and EBITDA as adjusted, is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While management considers EBITDA as defined, and EBITDA as adjusted, to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. EBITDA as defined, and EBITDA as adjusted, do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA as defined or EBITDA as adjusted, in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF FREE CASH FLOW, AS DEFINED
TO NET CASH FLOWS USED IN OPERATING ACTIVITIES

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
	(Amounts in thousands)
Net Cash Flows Used In Operating Activities	$(31,857)	$(14,950)	$(94,790)	$(169,317)
Purchases of property and equipment	(487)	(410)	(892)	(2,203)
Net borrowings under and (repayment) of production loans	51,269	10,464	(15,441)	25,604
Restricted cash held in trust	(890)	—	15,910	—

Free Cash Flow, as defined	$18,035	$(4,896)	$(95,213)	$(145,916)

Free cash flow is defined as net cash flows used in operating activities, less purchases of property and equipment, plus or minus the net increase or decrease in production loans including production loan activity under the Company’s Film Credit Facility, plus or minus the net increase or decrease in restricted cash held in a trust to fund the Company’s cash severance obligations that would be due to certain executive officers should their employment be terminated “without cause,” (as defined), in connection with “change in control” of the Company, (as defined in each of their respective employment contracts). For purposes of the employment agreements with such executive officers, a “change in control” occurred on June 30, 2010 when a certain shareholder became the beneficial owner of 33% or more of the Company’s common shares. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films associated with production loans prior to the time the Company actually pays for the film. The Company believes that it is more meaningful to reflect the impact of the payment for these films in its free cash flow when the payments are actually made.
Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles.
Management believes this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate whether classified as operating or financing activity (related to the production of our films) within our GAAP based statement of cash flows, before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF EBITDA, AS DEFINED
TO FREE CASH FLOW, AS DEFINED

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
	(Amounts in thousands)
EBITDA	$21,987	$45,998	$(13,788)	$94,112

Plus: Amortization of film and television programs	161,277	124,831	262,488	275,994
Less: Cash paid for film and television programs (1)	(104,871)	(116,157)	(336,850)	(333,722)

Amortization of (cash paid for) film and television programs in excess of cash paid (amortization)	56,406	8,674	(74,362)	(57,728)

Plus: Non-cash stock-based compensation	2,156	3,957	24,352	7,686

EBITDA adjusted for net investment in film and television programs and non-cash stock-based compensation	80,549	58,629	(63,798)	44,070

Changes in other operating assets and liabilities:
Restricted cash excluding funds held in trust	(802)	(1)	(1,073)	160
Accounts receivable, net	(78,733)	(29,315)	(46,370)	(2,388)
Other assets	(2,871)	(657)	(434)	570
Accounts payable and accrued liabilities	31,441	134	29,899	(99,255)
Participations and residuals	4,719	(33,147)	(11,642)	(68,116)
Deferred revenue	(5,043)	5,367	20,366	(7,419)

	(51,289)	(57,619)	(9,254)	(176,448)

Purchases of property and equipment	(487)	(410)	(892)	(2,203)
Interest, taxes and other (2)	(10,738)	(5,496)	(21,269)	(11,335)

Free Cash Flow, as defined	$18,035	$(4,896)	$(95,213)	$(145,916)

(1) Cash paid for film and television programs is calculated using the following amounts as presented in our consolidated statement of cash flows:

Change in investment in film and television programs	$(147,758)	$(108,850)	$(313,663)	$(322,425)
Change in film obligations	(8,382)	(17,771)	(7,746)	(36,901)
Borrowings under individual production loans	70,573	44,814	84,310	127,931
Repayment of individual production loans	(20,240)	(34,350)	(103,386)	(102,327)
Production loan borrowings under film credit facility	2,141	—	5,259	—
Production loan repayments under film credit facility	(1,205)	—	(1,624)	—

Total cash paid for film and television programs	$(104,871)	$(116,157)	$(336,850)	$(333,722)

(2) Interest, taxes and other consists of the following:

Contractual cash based interest	$(9,614)	$(5,197)	$(19,705)	$(10,124)
Interest and other income	366	371	753	794
Income tax provision	(1,490)	(670)	(2,317)	(2,005)

Total interest, taxes and other	$(10,738)	$(5,496)	$(21,269)	$(11,335)

This reconciliation is provided to illustrate the difference between our EBITDA, as defined and free cash flow, as defined, which are both separately reconciled to their corresponding GAAP metrics.